Exhibit 4.1

Execution Version

NEXTGEN HEALTHCARE, INC.

AND

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION,

as Trustee

FIRST SUPPLEMENTAL INDENTURE

Dated as of November 9, 2023

3.75% Convertible Senior Notes due 2027

FIRST SUPPLEMENTAL INDENTURE, dated as of November 9, 2023 (this “Supplemental Indenture”), among NextGen Healthcare, Inc., a Delaware corporation (the “Company”), as issuer, and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), to the Indenture, dated as of November 1, 2022 (as supplemented or otherwise modified prior to the date hereof, the “Indenture”), between the Company and the Trustee.

WHEREAS, the Company has heretofore executed and delivered the Indenture, pursuant to which the Company issued its 3.75% Convertible Senior Notes due 2027 (the “Notes”) in the original aggregate principal amount of $275,000,000;

WHEREAS, the Company has entered into an Agreement and Plan of Merger, dated as of September 5, 2023 (as amended, supplemented, restated or otherwise modified, the “Merger Agreement”), by and among the Company, Next Holdco, LLC, a Delaware limited liability company (“Parent”), and Next Merger Sub, Inc., a Delaware corporation and direct wholly owned subsidiary of Parent (“Merger Sub”);

WHEREAS, pursuant to the terms of the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) on the date hereof, with the Company surviving as a wholly owned subsidiary of Parent as of the date hereof;

WHEREAS, the Merger constitutes a Common Stock Change Event under the Indenture;

WHEREAS, Section 5.09(A) of the Indenture provides that, at or before the effective time of any Common Stock Change Event, the Company and the resulting, surviving or transferee Person (if not the Company) of such Common Stock Change Event will execute and deliver to the Trustee a supplemental indenture pursuant to Section 8.01(F) of the Indenture, which supplemental indenture will (x) provide for subsequent conversions of Notes in the manner set forth in Section 5.09 of the Indenture; (y) provide for subsequent adjustments to the Conversion Rate pursuant to Section 5.05(A) of the Indenture in a manner consistent with Section 5.09 of the Indenture; and (z) contain such other provisions, if any, that the Company reasonably determines are appropriate to preserve the economic interests of the Holders and to give effect to the provisions of Section 5.09(A) of the Indenture;

WHEREAS, in connection with the Merger, each outstanding share of Common Stock prior to the effective time of the Merger (other than certain shares of Common Stock as set forth in the Merger Agreement) shall be cancelled and extinguished and automatically converted into the right to receive an amount in cash equal to $23.95, without interest and subject to any applicable withholding taxes, in accordance with the terms of the Merger Agreement;

WHEREAS, Section 8.01(F) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture without the consent of any Holder to, among other things, enter into supplemental indentures pursuant to, and in accordance with, Section 5.09 of the Indenture in connection with a Common Stock Change Event;

WHEREAS, in connection with the execution and delivery of this Supplemental Indenture, the Trustee has received an Officer’s Certificate and an Opinion of Counsel as contemplated by Sections 6.01(B), 8.06, 11.02 and 11.03 of the Indenture; and

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture and have satisfied all requirements necessary to make this Supplemental Indenture a valid instrument in accordance with its terms.

WITNESSETH:

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company covenants and agrees with the Trustee as follows for the equal and ratable benefit of the Holders:

ARTICLE 1

DEFINITIONS

Section 1.01. DEFINITIONS IN THE SUPPLEMENTAL INDENTURE. Unless otherwise specified herein or the context otherwise requires:

(a) a term defined in the Indenture has the same meaning when used in this Supplemental Indenture unless the definition of such term is amended or supplemented pursuant to this Supplemental Indenture;

(b) the terms defined in this Article and in this Supplemental Indenture include the plural as well as the singular; and

(c) unless otherwise stated, a reference to a Section or Article is to a Section or Article of this Supplemental Indenture.

ARTICLE 2

EFFECT OF MERGER ON CONVERSION

Section 2.01. CONVERSION RIGHT. In accordance with and subject to Section 5.09 of the Indenture, from and after the effective time of the Merger, (a) a Reference Property Unit under the Indenture will be comprised of the right to receive an amount in cash equal to $23.95 per share of the Company’s common stock; (b) the Conversion Consideration due upon conversion of any Note, and the conditions to any such conversion, will be determined in the same manner as if each reference to any number of shares of Common Stock in Article 5 of the Indenture (or in any related definitions) were instead a reference to the same number of Reference Property Units; (c) for purposes of Section 4.03 of the Indenture, each reference to any number of shares of Common Stock in such Section (or in any related definitions) will instead be deemed to be a reference to the same number of Reference Property Units; (d) each conversion of any Note with a Conversion Date that occurs on or after the effective date of the Merger will be settled entirely in cash in an amount, per $1,000 principal amount of such Note being converted, equal to the product of (1) the Conversion Rate in effect on such Conversion Date (including, for the avoidance of doubt, any increase to such Conversion Rate pursuant to Section 5.07 of the Indenture, if applicable); and (y) $23.95; and (2) the Company will settle each such conversion no later than the fifth (5th) Business Day after the relevant Conversion Date; (e) the Conversion Rate will be adjusted in the same manner as, and at the same time and for the same events for which, the Conversion Rate is adjusted pursuant to Section 5.05(A) of the Indenture in a manner consistent with Section 5.09 of the Indenture; and (f) the Daily VWAP and Last Reported Sale Price of a Reference Property Unit shall be $23.95.

ARTICLE 4

MISCELLANEOUS

Section 3.01. RATIFICATION OF INDENTURE. The Indenture, as supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.

Section 3.02. TRUSTEE’S DISCLAIMER. The Trustee will not be (A) responsible for, and makes no representation as to, the validity or adequacy of this Supplemental Indenture; and (B) responsible for any statement or recital in this Supplemental Indenture or any other document relating to this Supplemental Indenture, other than the Trustee’s certificate of authentication.

Section 3.03. SUCCESSORS. All agreements of the Company and the Trustee in this Supplemental Indenture will bind their respective successors.

Section 3.04. GOVERNING LAW; WAIVER OF JURY TRIAL. THIS SUPPLEMENTAL INDENTURE AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. EACH OF THE COMPANY AND THE TRUSTEE IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE OR THE TRANSACTIONS CONTEMPLATED BY THIS SUPPLEMENTAL INDENTURE.

Section 3.05. HEADINGS, ETC. The headings of the Articles and Sections of this Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Supplemental Indenture, and will in no way modify or restrict any of the terms or provisions of this Supplemental Indenture.

Section 3.06. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy will be an original, and all of them together represent the same agreement. Delivery of an executed counterpart of this Supplemental Indenture by facsimile, electronically in portable document format or in any other format will be effective as delivery of a manually executed counterpart.

Section 3.07. SEVERABILITY. If any provision of this Supplemental Indenture is invalid, illegal or unenforceable, then the validity, legality and enforceability of the remaining provisions of this Supplemental Indenture will not in any way be affected or impaired thereby.

Section 3.08. EFFECTIVENESS. This Supplemental Indenture shall become effective upon, without further action by the parties hereto, the effective time of the Merger.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first above written.

NEXTGEN HEALTHCARE, INC.

By:	/s/ David Sides
Name: David Sides
Title: Chief Executive Officer

U.S. BANK TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

By:	/s/ Bradley E. Scarbrough
Name: Bradley E. Scarbrough
Title: Vice President

[SIGNATURE PAGE TO SUPPLEMENTAL INDENTURE]